                                                                   Exhibit 10.13


                         DEFERRED COMPENSATION AGREEMENT

         THIS DEFERRED COMPENSATION AGREEMENT ("Agreement") made and entered into by and between The Southern Company ("Southern"), Southern Energy Resources, Inc. (the "Company") and Richard J. Pershing ("Mr. Pershing").

                                   WITNESSETH

         WHEREAS, Mr. Pershing is an Officer of the Company;

         WHEREAS, the Company and Southern wish to encourage Mr. Pershing to increase the profitability of the Company and to provide Mr. Pershing an interest in the Company's overall profitability, and to provide Mr. Pershing with additional deferred compensation for service he has or will provide the Company;

         NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       Retention Bonus.

                  a. General Nature of Award. Subject to the terms and conditions of this Agreement, the Company shall establish and maintain on behalf of Mr. Pershing an account on the Company's books and records (the "Account") which, if Mr. Pershing continues to be an employee of the Company, or any affiliate or subsidiary of Southern (as set forth in Paragraph 5 hereof), shall entitle Mr. Pershing to receive on May 1, 2003 (the period from the effective date of the Agreement through May 1, 2003 to be referred to as the "Performance Period") an amount equal to the then Market Value (as defined below) of the equivalent of Three Hundred Thousand Dollars ($300,000.00) of Market

         Value of Southern's common stock deemed to have been purchased as of the effective date of this Agreement, including reinvested dividends thereon, increased, if certain profitability goals are met, by estimated income tax expenses.

                  b.       Investment.

                           (1) As of the date hereof, the Company shall credit to Mr. Pershing's Account that number of deemed shares (including fractional shares) of Southern's common stock ("Common Stock") as shall equal $300,000.00 in Market Value (as defined herein) determined as of the effective date of this Agreement (such hypothetical shares to be referred to herein as the "Phantom Stock"). For purposes of this Agreement, "Market Value" shall mean the average closing price of the Common Stock as reported by the New York Stock Exchange for the ten trading days immediately preceding the respective valuation date.

                           (2) As of the day of each calendar quarter in which occurs the payment of dividends on Common Stock, there shall be credited to Mr. Pershing's Account such additional shares of Phantom Stock (including fractional shares) as could have been purchased at the Market Value on such day as follows:

                                    (a)      In the case of cash dividends, such
                           additional shares of Phantom Stock as could have been purchased with the dividends payable on the number of shares of Phantom Stock credited to the Account immediately prior to the dividend;

                                    (b)      In the case of dividends payable in
                           property other than cash or Common Stock, such additional shares of Phantom Stock as could have been purchased with the fair market value of the property which would have been payable as dividends on the number of shares of Phantom Stock credited to the Account immediately prior to the dividend; or

                                    (c)      In the case of dividends payable in
                           Common Stock, such additional shares of Phantom Stock as would have been payable on the number of shares of Phantom Stock credited to the Account immediately prior to the dividend.

                           (3) In the event that the number of outstanding shares of Common Stock is changed through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%) or other change in the capital structure of Southern without consideration, or upon the occurrence of any other extraordinary corporate event involving the Common Stock causing a reduction in the value of the Common Stock, such as a corporate spin off or split up, the number of shares of Phantom Stock credited to the Account shall be proportionately adjusted by the Company so as to preserve the value of the Account immediately prior to such event.

                  c. Vesting of Account. The Market Value of Mr. Pershing's Account shall vest on May 1, 2003 (the "Vesting Date"), provided Mr. Pershing is then an employee of the Company, Southern, or an affiliate or subsidiary of Southern.

                  d. Valuation of Account. The value of Mr. Pershing's Account on any date shall be based on the Market Value on such date multiplied by the number of shares of Phantom Stock then credited to the Account, provided, however, that if the profitability goals established for the Company and for Mr. Pershing by the Chief Executive Officers of Southern and the Company have been equaled or exceeded during the Performance

         Period as set forth on Exhibit A, and as annually documented on Exhibit B of this Agreement (the "Profitability Goals"), the value of the Account shall be increased upon payout to cover Mr. Pershing's federal and state income tax expense as reasonably estimated by the Company for the year of payout (the "Tax Gross-up"). Failure to meet the Profitability Goals for the Performance Period shall result in the forfeiture of the Tax Gross-up, provided, however, that the Chief Executive Officers of Southern and the Company may, in their sole discretion, determine after the close of the Performance Period, that as a result of overall Company profitability and individual performance during the entire Performance Period, all or a portion of the value of the Tax Gross-up shall nevertheless be paid.

                  e. Payment of Account Balance. Provided that Mr. Pershing is then an employee of the Company, Southern, or an affiliate or subsidiary of Southern, and, with respect to the Tax Gross-up amount, has also achieved the Profitability Goals, the Company shall pay to Mr. Pershing the value of his Account, and, if applicable, the Tax Gross-up amount, in cash within ten (10) days of the Vesting Date.

                  f. Election to Defer. By written election filed with Southern's Vice President, Human Resources no less than thirteen (13) months prior to the Vesting Date, Mr. Pershing may defer all or a portion of the amount to be received under this Agreement by having such amount contributed on his account to The Southern Company Deferred Compensation Plan, in accordance with the terms and conditions of such Plan.

                  g. Death, Permanent Disability, Termination Without Cause, Termination for Good Reason, or Continued Employment Following a Change in Control. In the event of Mr. Pershing's termination of employment with the Company prior to the payout of the value of the Account for reasons of death, permanent disability, termination by the Company without Cause, or termination of employment by Mr. Pershing for Good Reason following a Change in Control, or, if prior to the payout of the value of the Account Mr. Pershing continues employment with the Company, any Southern Subsidiary, or any employer that succeeds to all or substantially all of the assets of the Company, Southern, or any Southern Subsidiary following a Change in Control, the Company shall pay to Mr. Pershing, or his estate in the event of death, the value of the Account determined as of the date of such termination or Change in Control, plus, if the Profitability Goals have been met as of such date, the Tax Gross-up amount. For purposes of this Paragraph 1.g., the terms Cause, Change in Control, Good Reason, and Southern Subsidiary shall have the meaning set forth in that certain Change in Control Agreement, dated June 21, 1999, as amended from time to time, between Southern, the Company and Mr. Pershing (the "Change in Control Agreement"), the defined terms of which are incorporated in this Paragraph 1.g. by reference thereto.

                  h. Assignability. Neither Mr. Pershing, his estate, his beneficiaries, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive the payment under this Paragraph 1, which payment and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to such payment shall be void and have no effect.

         2.       Supplemental Pension Payment.

                  a. Nature of Payment. If Mr. Pershing remains employed with the Company until November 1, 2002 (the "Service Requirement") and upon his termination of employment enters into a release in the form attached hereto as Exhibit C, the Company shall pay him an amount per month equal to the difference between the monthly amount payable to him under The Southern Company Pension Plan (the "Plan") as it shall then be in effect at the time and the monthly amount which would have been payable to him under the Plan if his period of Accredited Service under the Plan included an additional three (3) years; provided, however, that the Plan's 43-year maximum on Accredited Service shall not apply to the additional service granted under this Agreement, and provided further, that the Service Requirement shall not apply if Mr. Pershing is terminated under circumstances that result in eligibility for severance benefits under the Change in Control Agreement ("Change in Control Termination"). Similarly, such additional service shall also be credited to Mr. Pershing for purposes of calculating a benefit under The Southern Company Supplemental Executive Retirement Plan and/or The Southern Energy Resources, Inc. Supplemental Executive Retirement Plan (collectively, "SERP"). For the purpose of computing a monthly amount payable to Mr. Pershing under the Plan, no limitation on benefits imposed by the Internal Revenue Code as it now exists or is hereafter amended or any other limiting legislation shall be taken into account. Said amount shall be recalculated from time to time to reflect any future increases, if any, in Retirement Income of retirees following Mr. Pershing's retirement. Mr. Pershing covenants and agrees that the consideration set forth in this Paragraph 2.a. shall constitute good and complete consideration for the release attached hereto as Exhibit C, those nondisclosure and ownership obligations under Paragraph 4 hereof, and all other obligations and covenants of Mr. Pershing contained herein.

                  b. Commencement and Form of Payment. The benefit provided in accordance with Paragraph 2.a. above shall be paid in monthly installments on the first day of each month in the same manner and commence at the same time as Mr. Pershing's election to receive Retirement Income under the Plan. Mr. Pershing's benefit under Paragraph 2.a. shall be subject to such early commencement reduction factors as would apply to a participant in the Plan based on his benefit commencement date under Paragraph 2.a. In the event Mr. Pershing is married, predeceases his spouse, and his spouse is entitled to payments as a Provisional Payee, monthly payments shall be made in the same manner as provided by the Provisional Payee option elected by him under the Plan taking into account the additional Accredited Service set forth in Paragraph 2.a. In the event Mr. Pershing shall not be married or shall not be survived by his spouse on the date payments commence under this Paragraph 2, the benefit described in the preceding sentence shall be forfeited. Mr. Pershing or his surviving spouse shall not, under any circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms hereof.

                  c. Company's Option to Enhance Payment. On the second anniversary of the effective date of this Agreement, the Company shall have the option in its sole discretion to enhance the benefit under this Paragraph 2 as follows: beginning November 1, 2002, for each year of service completed by Mr. Pershing with the Company after such date, the Company shall pay him an amount per month equal to the difference between the monthly amount payable to him under the Plan as it shall then be in effect at the time and the monthly amount which would have been payable to him under the Plan if his period of Accredited Service under the Plan included an additional year, to a maximum of three (3) additional years. Such additional service shall also be credited to Mr. Pershing for purposes of calculating a benefit under the SERP. If the Company exercises such option, it shall so notify Mr. Pershing in writing and all the terms and conditions set forth in Paragraphs 2.a. and 2.b. with respect to the original grant of supplemental pension credit shall apply.

         3. Publicity; No Disparaging Statement. Except as otherwise provided in Paragraph 6 hereof, Mr. Pershing, Southern and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.

         4.       Non-Disclosure and Non-Solicitation.

                  a. Definitions. For purposes of this Paragraph 4, the following terms shall have the following meanings:

                           1)       "Entity" shall mean any business,
                  individual, partnership, joint venture, agency, governmental subdivision, association, firm, corporation or other entity.

                           2)       "Affiliate" shall mean the following
                  Entities: (a) any Entity which owns an Interest (as defined below) in the Company either directly or indirectly through any other Entity, (b) any Entity an Interest in which is owned directly or indirectly by any Entity which owns directly or indirectly an Interest in the Company or (c) any Entity in which the Company owns an Interest either directly or indirectly through any other Entity. For purposes of this Agreement, the term "Interest" shall include any equity interest in an Entity in an amount equal to or greater than 30% of the Entity's total outstanding equity interests.

                           3) "Confidential Information" shall mean proprietary and confidential data or information other than Trade Secrets (as defined below), which is valuable to, and related to the business of, the Company, its Affiliates or non-affiliated Entities with whom the Company or its Affiliates has or have business relationships (collectively, "Third Parties"), and the details of which are generally unknown to the public or to the Company's competitors, including, without limitation, information regarding the Company's employees, business strategies, models and systems, customers, suppliers, partners and affiliates, gained by Mr. Pershing as a result of his affiliation with the Company or its Affiliates, and other items that the Company or its Affiliates may from time to time mark or otherwise identify as confidential.

                           4) "Trade Secrets" shall mean information of or related to the Company, its Affiliates or Third Parties which
                  (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; it being agreed that such information includes, without limitation, technical and non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers.

                           5) "Intellectual Property" shall mean all work product, property, data, documentation, "know-how", concepts or plans, inventions, discovery, compositions, innovations, computer programs, improvements, techniques, processes, designs, article of manufacture or information of any kind, or any new or useful improvements of any of the foregoing and any Trade Secrets, patents, copyrights, Confidential Information, mask work, trademark or service mark, relating in any way to the Company or its Affiliates and its or their business prepared, conceived, revised, discovered, developed, or created by Mr. Pershing for the Company or its Affiliates or by using the Company's or its Affiliates' time, personnel, facilities, or material.

                  b.       Nondisclosure: Ownership of Proprietary Property.

                           1) Nondisclosure. In recognition of the Company's need to protect its legitimate business interests, Mr. Pershing hereby acknowledges that he has been given access to valuable Trade Secrets and Confidential Information; and he hereby covenants and agrees that he will use the Trade Secrets and Confidential Information for the Company's business purposes only, and that he will not for any reason, in any fashion, form or manner, other than as instructed by a duly authorized representative of the Company, copy, disclose, disseminate, communicate, transfer or otherwise convey to any Entity any item: (a) which is a Trade Secret, for so long as such item remains a trade secret under applicable law; or (b) which is Confidential Information, other than Trade Secrets, for a period of two (2) years from his termination.

                           2) Notification of Unauthorized Disclosure. Mr. Pershing shall exercise his best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information known by, disclosed or made available to him. He shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which he becomes aware.

                  Mr. Pershing shall assist the Company, to the extent necessary, in the procurement or protection of the Company's or its Affiliates' rights to or in any Intellectual Property, Trade Secrets or Confidential Information and, upon the Company's request, shall assist, to the extent necessary, in the procurement or protection of any Third Party's rights to or in any Intellectual Property, Trade Secrets or Confidential Information.

                           3) Ownership. To the greatest extent possible, any and all Intellectual Property shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. ss.ss. 101 et seq.), and Mr. Pershing hereby unconditionally and irrevocably transfers and assigns to the Company or its Affiliates all rights, title and interest he currently has or in the future may have by operation of law or otherwise in or to any Intellectual Property, including, without limitation, all patents, copyrights, trademarks, service marks and other Intellectual Property rights and agrees that the Company or its Affiliates shall have the exclusive world-wide ownership of such Intellectual Property, and that no Intellectual Property shall be treated as or deemed to be a "joint work" (as defined by the Copyright Act) of Mr. Pershing and the Company, its Affiliates or otherwise. Mr. Pershing agrees to execute and deliver to the Company or its Affiliates any transfers, assignments, documents or other instruments which the Company or its Affiliates may deem necessary or appropriate to vest complete title and ownership of any Intellectual Property, and all rights therein, exclusively in the Company or its Affiliates, as the case may be.

                           4) Return of Materials. Upon Mr. Pershing's termination, or at any point after that time upon the specific request of the Company, he shall return to the Company all written or descriptive materials of any kind belonging or relating to the Company or its Affiliates, including, without limitation, any Intellectual Property, Confidential Information and Trade Secrets, in his possession.

         5. Transfer of Employment to Southern or a Southern Subsidiary or Affiliate. In the event that Mr. Pershing's employment by the Company is terminated and he shall become immediately re-employed by Southern or a subsidiary or an affiliate of Southern, the Company shall assign this Agreement to Southern or such subsidiary or affiliate, Southern shall accept such assignment or cause such affiliate or subsidiary to accept such assignment, such assignee shall become the "Company" for all purposes hereunder, including but not limited to the Release attached hereto and incorporated herein as Exhibit C and the profitability goals set forth on Exhibit A hereof shall be amended to appropriately reflect the performance of such assignee. In the event of such assignment, the expense of this Agreement shall be shared pro rata by the Company and any such assignee based upon the number of months after the effective date of this Agreement that Mr. Pershing is employed by the Company, and/or Southern and/or such affiliate or subsidiary of Southern, as the case may be.

         6. Confidentiality and Legal Process. Mr. Pershing represents and agrees that he will keep the terms, amount and fact of this Agreement confidential and that he will not hereafter disclose any information concerning this Agreement to any one other than his personal agents, including, but not limited to, any past, present, or prospective employee or applicant for employment with Company. Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit Mr. Pershing from performing any duty or obligation that shall arise as a matter of law. Specifically, Mr. Pershing shall continue to be under a duty to truthfully respond to matter of law. Specifically, Mr. Pershing shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process. This Agreement is not intended in any way to proscribe Mr. Pershing's right and ability to provide information to any federal, state or local government in the lawful exercise of such governments' governmental functions.

         7. Successors And Assigns; Applicable Law. Except as otherwise provided in Paragraph 1.h., this Agreement shall be binding upon and inure to the benefit of Mr. Pershing and his heirs, administrators, representatives, executors, successors and assigns, and shall be binding upon and inure to the benefit of Southern, the Company and their officers, directors, employees, agents, shareholders, parent corporation and affiliates, and their respective predecessors, successors, assigns, heirs, executors and administrators and each of them, and to their heirs, administrators, representatives, executors, successors and assigns. This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, United States of America (without giving effect to principles of conflicts of laws).

         8. Complete Agreement. This Agreement shall constitute the full and complete Agreement between the parties concerning its subject matter and fully supersedes any and all other prior Agreements or understandings between the parties concerning the subject matter hereof. This Agreement shall not be modified or amended except by a written instrument signed by both Mr. Pershing and an authorized representative of Southern and the Company.

         9. Severability. The unenforceability or invalidity of any particular provision of this Agreement shall not affect its other provisions, and to the extent necessary to give such other provisions effect, they shall be deemed severable.

         10. Waiver Of Breach; Specific Performance. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. Each of the parties to this Agreement will be entitled to enforce its or his rights under this Agreement, specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         11. Unsecured General Creditor. The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of the Company. Notwithstanding that Mr. Pershing may be entitled to receive the value of his benefit under the terms and conditions of this Agreement, the assets from which such amount may be paid shall at all times be subject to the claims of the Company's creditors.

         12. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which Mr. Pershing may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company.

         13. Tax Withholding. There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Mr. Pershing.

         14. Compensation. Any compensation contributed on behalf of Mr. Pershing under this Agreement shall not be considered "compensation," as the term is defined in The Southern Company Employee Savings Plan, The Southern Company Employee Stock Ownership Plan, The Southern Company Performance Sharing Plan or The Southern Company Pension Plan. Payments under this Agreement shall not be considered wages, salaries or compensation under any other employee benefit plan.

         15. No Guarantee of Employment. No provision of this Agreement shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of Mr. Pershing and the Company.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties first listed above, effective this 5th day of October, 1999.



                                    THE SOUTHERN COMPANY


                                By: /s/ A.W. Dahlberg
                                    --------------------------------------------

                                    SOUTHERN ENERGY RESOURCES, INC.


                                 By /s/ VN Booker
                                    --------------------------------------------

                                    Mr. Pershing


                                    /s/ Richard J. Pershing
                                    --------------------------------------------


Attest:


By: /s/ S. Marce Fuller
    --------------------------

                                    EXHIBIT A
                         DEFERRED COMPENSATION AGREEMENT
                         SCHEDULE OF PROFITABILITY GOALS
                             FOR PERFORMANCE PERIOD

         The Company shall achieve a Corporate Performance Factor under the Southern Energy Resources, Inc. Short Term Incentive Plan of at least 1.0 for each of the calendar years 2000, 2001 and 2002 and an average of 1.5 for such three-year period.

         Achievement of the goals shall be assessed annually by the Chief Executive Officers of Southern and the Company and documented in Exhibit B of this Agreement.

                                    EXHIBIT B
                         DEFERRED COMPENSATION AGREEMENT
                   ANNUAL DOCUMENTATION OF PROFITABILITY GOALS
                             FOR PERFORMANCE PERIOD

                                    EXHIBIT C

                                RELEASE AGREEMENT

         THIS RELEASE ("Release") is made and entered into by and between RICHARD J. PERSHING ("Employee"), THE SOUTHERN COMPANY ("Southern") and SOUTHERN ENERGY RESOURCES, INC. and its successor or assigns ("Company").

         WHEREAS, Employee, Southern and Company have agreed that Employee's employment with ________________ shall terminate on _______________,_______;

         WHEREAS, Employee, Southern and the Company have previously entered into that certain Deferred Compensation Agreement, dated ______, 1999 ("Agreement"), that this Release is incorporated therein by reference;

         WHEREAS, Employee, Southern and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Employee's employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

         WHEREAS, the Company desires to provide Employee with deferred compensation in accordance with the Agreement for service he has or will provide for the Company;

         NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. RELEASE. Employee does hereby remise, release and forever discharge Southern and the Company and their officers, directors, employees, agents, shareholders, parent corporation and affiliates, and their respective predecessors, successors, assigns, heirs, executors and administrators (collectively, "Releasees"), of and from all manner of actions and causes of action, suits, debts, claims and demands whatsoever at law or in equity, known or unknown, actual or contingent, including, but not limited to, any claims which have been asserted, or could be asserted now or in the future, against any Releasees arising under any and all federal, state or local laws and any common law claims, and including, but not limited to, any claims Employee may have pursuant to the Age Discrimination in Employment Act and any claims to benefits under any and all offer letters, employment or separation agreements, or bonus, severance, workforce reduction, early retirement, out-placement, or other similar plans sponsored by the Company, now or hereafter recognized (collectively, "Claims"), which he ever had or now has or may in the future have, by reason of any matter, cause or thing arising out of his employment relationship and privileges, his serving as an employee of the Company or the separation from his employment relationship or affiliation as an employee of the Company as of the date of this Release against each of the Releasees. Notwithstanding the foregoing, Employee does not release any Claims under the Age Discrimination in Employment Act that may arise after his execution of this Release.

         2. NO ASSIGNMENT OF CLAIM. Employee represents that he has not assigned or transferred, or purported to assign or transfer, any Claims or any portion thereof or interest therein to any party prior to the date of this Release.

         3. DEFERRED COMPENSATION. In accordance with the Deferred Compensation Agreement, the Company agrees to pay the Employee or his spouse, as the case may be, the amounts provided in Paragraphs 1 and 2 of the Agreement.

         4. NO ADMISSION OF LIABILITY. This Release shall not in any way be construed as an admission by Southern, the Company or Employee of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his employees or agents.

         5. VOLUNTARY EXECUTION. Employee warrants, represents and agrees that he has been encouraged in writing to seek advice from anyone of his choosing regarding this Release, including his attorney and accountant or tax advisor prior to his signing it; that this Release represents written notice to do so; that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Release. He further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is voluntary and genuine. EMPLOYEE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS RELEASE.

         6. ABILITY TO REVOKE AGREEMENT. EMPLOYEE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF HIS EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD. HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

Acknowledged and Agreed To:

                                    "SOUTHERN"

                                    THE SOUTHERN COMPANY


                                    By:  /s/ A.W. Dahlberg
                                         ---------------------------------------

                                    Its:
                                         ---------------------------------------


                                    "COMPANY"

                                    SOUTHERN ENERGY RESOURCES, INC.


                                    By:
                                         ---------------------------------------


                                    Its: ---------------------------------------


I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

                                    "EMPLOYEE"

                                    RICHARD J. PERSHING



--------------------------          --------------------------------------------
DATE


WITNESSED BY:


--------------------------


--------------------------
DATE